UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2022

TERRA INCOME FUND 6, LLC

(Exact name of registrant as specified in its charter)

Maryland	000-55429	92-0548263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 West 28th Street, 12th floor

New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 753-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
7.00% Notes due 2026	TFSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is being filed in connection with the consummation on October 1, 2022 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of May 2, 2022 (as amended, the “Merger Agreement”), by and among Terra Property Trust, Inc. (the “TPT”), Terra Income Fund 6, Inc. (“Terra BDC”), Terra Income Fund 6, LLC (formerly “Terra Merger Sub, LLC”), a wholly owned subsidiary of TPT (the “Company”), Terra Income Advisors, LLC and Terra REIT Advisors, LLC. Pursuant to the Merger Agreement, on the Closing Date, Terra BDC merged with and into the Company (the “Merger”), with the Company continuing as the surviving entity of the Merger. The matters discussed below took place in connection with the consummation of the Merger. Any defined terms used and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 2.03 hereof is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On the Closing Date, pursuant to the terms of the Merger Agreement, Terra BDC merged with and into the Company, with the Company continuing as the surviving entity of the Merger. Immediately following the Merger, the Company remained a wholly owned subsidiary of TPT. The Certificate of Merger and Articles of Merger with respect to the Merger were filed with the Secretary of State of the State of Delaware and State Department of Assessments and Taxation of Maryland, respectively, with an effective time and date of 12:02 a.m., Eastern Time, on the Closing Date (the “Effective Time”). Effective immediately following the Merger, the Company changed its name to “Terra Income Fund 6, LLC.”

At the Effective Time, except for any shares of common stock, par value $0.001 per share, of Terra BDC (“Terra BDC Common Stock”) held by TPT or any wholly owned subsidiary of TPT or Terra BDC, which shares were automatically retired and ceased to exist with no consideration paid therefor, each issued and outstanding share of Terra BDC Common Stock was automatically cancelled and retired and converted into the right to receive (i) 0.595 shares of the newly designated Class B Common Stock, par value $0.01 per share, of TPT (“Class B Common Stock”) and (ii) cash, without interest, in lieu of any fractional shares of Class B Common Stock otherwise issuable in an amount, rounded to the nearest whole cent, determined by multiplying (x) the fraction of a share of Class B Common Stock to which such holder would otherwise be entitled by (y) $14.38.

The issuances of shares of Class B Common Stock in connection with the Merger and shares of TPT’s Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), upon the automatic conversion of the shares of Class B Common Stock issued in the Merger were registered under the Securities Act of 1933, as amended, pursuant to TPT’s registration statement on Form S-4 (Registration No. 333- 265836), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 18, 2022 (the “Registration Statement”). The proxy statement/prospectus included in the Registration Statement contains additional information regarding the Merger and incorporates by reference additional information regarding the Merger.

Pursuant to the terms of the transactions described in the Merger Agreement, approximately 4,833,725 shares of Class B Common Stock were issued to former Terra BDC stockholders in connection with the Merger, based on the number of outstanding shares of Terra BDC Common Stock as of the record date for the Terra BDC special stockholders’ meeting to approve the Merger. Following the consummation of the Merger, former Terra BDC stockholders own approximately 19.9% of the common equity of TPT as the combined company.

The foregoing description of the Merger and the other transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2022, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Assumption of Notes

As previously reported, on February 3, 2021, Terra BDC and Terra Income Advisors, LLC entered into an Underwriting Agreement with Ladenburg Thalmann & Co. Inc., on behalf of the underwriters named in Schedule I thereto (the “Underwriters”), in connection with the offer and sale by Terra BDC to the Underwriters of $34,750,000 aggregate principal amount of Terra BDC’s 7.00% Notes due 2026 (the “Notes”), which closed on February 10, 2021. On February 25, 2021, the Underwriters partially exercised their over-allotment option to purchase an additional $3,635,000 aggregate principal amount of the Notes, which closed on February 26, 2021.

Pursuant to the Merger Agreement, the Company agreed to take all necessary action to assume the payment of the principal of and interest on all of the Notes outstanding as of the Effective Time and the performance of every covenant of the Indenture, dated February 10, 2021 (the “Indenture”), between Terra BDC and U.S. Bank National Association (the “Trustee”), as supplemented by the First Supplemental Indenture, dated February 10, 2021, by and between Terra BDC and the Trustee (the “First Supplemental Indenture”), to be performed or observed by Terra BDC, including, without limitation, the execution and delivery to the Trustee of a supplement to the Indenture in form satisfactory to the Trustee.

On the Closing Date, Terra BDC, the Company and the Trustee entered into a Second Supplemental Indenture (the “Second Supplemental Indenture”) pursuant to which the Company assumed the payment of the Notes and the performance of every covenant of the Indenture, as supplemented by the First Supplemental Indenture, to be performed or observed by Terra BDC.

The Notes will mature on March 31, 2026, unless earlier repurchased or redeemed. The Notes bear interest at a rate of 7.00% per annum, payable on March 30, June 30, September 30 and December 30 of each year. The Notes are the Company’s direct unsecured obligations and rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company; effectively subordinated in right of payment to any of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries and financing vehicles. The Company may redeem the Notes in whole or in part at any time on or after February 10, 2023, at a redemption price equal to 100% of the outstanding principal amount thereof, plus accrued and unpaid interest.

The Indenture contains certain covenants that, among other things, limit the ability of the Company, subject to exceptions, to incur indebtedness in violation of the Investment Company Act of 1940, as amended, and to make distributions, incur indebtedness or repurchase shares of the Company’s capital stock unless the Company satisfies asset coverage requirements set forth in the First Supplemental Indenture after giving effect to such transaction. The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing descriptions of the Indenture, the First Supplemental Indenture and the Notes are qualified in their entirety by the full text of the Indenture and the First Supplemental Indenture, copies of which were previously filed as Exhibit 4.1 and Exhibit 4.2 to Terra BDC’s Current Report on Form 8-K filed with the SEC on February 10, 2021, which is incorporated herein by reference. The foregoing description of the Second Supplemental Indenture is qualified in its entirety by the full text of the Second Supplemental Indenture, a copy of which is filed as Exhibit 4.4 hereto.

Amendment to Credit Facility

As previously reported, on April 9, 2021, Terra BDC, as borrower, entered into a credit agreement (the “Credit Agreement”) with Eagle Point Credit Management LLC, as the administrative agent and collateral agent (“Eagle Point”), and certain funds and accounts managed by Eagle Point, as lenders (in such capacity, collectively, the “Lenders”). The Credit Agreement provides for (i) a delayed draw term loan of $25,000,000 and (ii) additional incremental loans in a minimum amount of $1,000,000 and multiples of $500,000 in excess thereof, which may be approved by a Lender in its sole discretion.

On September 27, 2022, Terra BDC, the Company, Eagle Point and the Lenders entered into a Consent Letter and Amendment (the “Credit Facility Amendment”). Pursuant to the Credit Facility Amendment, (i) Eagle Point and the Lenders consented to the consummation of the Merger and the assumption by the Company of all of the obligations of Terra BDC under the Credit Agreement, (ii) and the Credit Agreement was amended to, among other things, change the scheduled maturity date to July 1, 2023, and remove the make whole premium on voluntary prepayments of the loans.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of May 2, 2022, by and among Terra Property Trust, Inc., Terra Income Fund 6, Inc., Terra Merger Sub, LLC, Terra Income Advisors, LLC and Terra REIT Advisors, LLC (incorporated by reference to Exhibit 2.1 to Terra BDC’s Current Report on Form 8-K filed with the SEC on May 5, 2022)

4.1	Indenture, dated February 10, 2021, by and between Terra Income Fund 6, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Terra BDC’s Current Report on Form 8-K filed with the SEC on February 10, 2021)

4.2	First Supplemental Indenture, dated February 10, 2021, by and between Terra Income Fund 6, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Terra BDC’s Current Report on Form 8-K filed with the SEC on February 10, 2021)

4.3	Form of Global Note representing the Notes (included in Exhibit 4.2) (incorporated by reference to Exhibit 4.3 to Terra BDC’s Current Report on Form 8-K filed with the SEC on February 10, 2021)

4.4	Second Supplemental Indenture, dated October 1, 2022, by and among Terra Income Fund 6, Inc., Terra Merger Sub, LLC and U.S. Bank National Association, as trustee

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TERRA INCOME FUND 6, LLC

Date: October 3, 2022	By:	/s/ Gregory M. Pinkus
	Name:	Gregory M. Pinkus
	Title:	Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary